UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2005

ID-CONFIRM, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State of Incorporation)

0-50489

(Commission File Number)

98-0222930

(I.R.S. Employer Identification Number)

Suite 400, 1800 Boulder Street, Denver, Colorado 80211-6400

(Address of principal executive offices, including zip code)

(303) 458-5727

(Registrant's telephone Number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On July 22, 2005, Robert A. Morrison IV resigned as our chief financial officer and Bonnie L. McNamara was appointed in his place as our new chief financial officer. Mr. Morrison will continue to act as a member of our board.

Ms. McNamara, for the past four years, has been Assistant Director of Parish Accounting for the Archdiocese of Denver. Prior to that time, she was Parish Business Manager for one of the largest parish in Denver, Director of Internal Audit for the Rose and University of Colorado Hospitals, and a college instructor. Ms. McNamara possesses extensive experience in internal control systems, internal auditing functions, capital and operational planning, fraud investigation, and other financial matters. She holds a Master of Arts in Business Administration and is a certified Public Accountant.

Our board of directors currently consists of Messrs. Ronald Baird and Robert A. Morrison IV.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ID-CONFIRM, INC.

Per: /s/ Ronald Baird

Ronald Baird

President

Dated: July 25, 2005